Item 77C

THE KOREA FUND, INC.

The Proxy Statements on Schedule 14A for The Korea Fund, Inc. (File No. 811-04058), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 28, 2002 and August 23, 2002, respectively.